                                                                     EXHIBIT 4.3

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                      AMERICAN HEALTH PROPERTIES, INC.,
          CHASEMELLON SHAREHOLDER SERVICES, L.L.C., AS DEPOSITARY,
                                     AND
                      THE HOLDERS FROM TIME TO TIME OF
                            THE DEPOSITARY SHARES
                              DESCRIBED HEREIN


                        ----------------------------

                              DEPOSIT AGREEMENT

                        ----------------------------




                        DATED AS OF OCTOBER 27, 1997




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
                              TABLE OF CONTENTS

                                                                                                                     PAGE
ARTICLE I        DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II       FORM OF RECEIPTS, DEPOSIT OF STOCK, EXECUTION AND
                 DELIVERY, TRANSFER, SURRENDER, REDEMPTION OF RECEIPTS  . . . . . . . . . . . . . . . . . . . . . . .   2

         SECTION 2.1 Form and Transfer of Receipts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         SECTION 2.2      Deposit of Stock; Execution and Delivery of
                          Receipts in Respect Thereof . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         SECTION 2.3 Redemption of Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         SECTION 2.4 Registration of Transfer of Receipts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         SECTION 2.5 Split-ups and Combinations of Receipts; Surrender
                          of Depositary Shares and Withdrawal of Stock  . . . . . . . . . . . . . . . . . . . . . . .   5
         SECTION 2.6 Limitations on Execution and Delivery Transfer,
                          Surrender and Exchange of Receipts  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         SECTION 2.7 Lost Receipts. etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         SECTION 2.8 Cancellation and Destruction of Surrendered Receipts . . . . . . . . . . . . . . . . . . . . . .   7

ARTICLE III      CERTAIN OBLIGATIONS OF THE HOLDERS OF RECEIPTS
                 AND THE COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         SECTION 3.1 Filing Proofs Certificates and Other Information . . . . . . . . . . . . . . . . . . . . . . . .   7
         SECTION 3.2 Payment of Taxes or Other Governmental Charges . . . . . . . . . . . . . . . . . . . . . . . . .   8
         SECTION 3.3 Warranty as to Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

ARTICLE IV       THE DEPOSITED SECURITIES; NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

         SECTION 4.1 Cash Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         SECTION 4.2 Distributions Other than Cash  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         SECTION 4.3 Subscription Rights, Preferences or Privileges . . . . . . . . . . . . . . . . . . . . . . . . .   9
         SECTION 4.4 Notice of Dividends. etc.; Fixing of Record Date
                          for Holders of Depositary Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         SECTION 4.5 Voting Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         SECTION 4.6 Changes Affecting Deposited Securities and
                          Reclassifications, Recapitalizations, etc . . . . . . . . . . . . . . . . . . . . . . . . .  11
         SECTION 4.7 Delivery of Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         SECTION 4.8 List of Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE V        THE DEPOSITARY, THE DEPOSITARY'S AGENTS, THE
                 REGISTRAR AND THE COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

         SECTION 5.1 Maintenance of Offices, Agencies and Transfer Books
                          by the Depositary; Registrar  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         SECTION 5.2      Prevention of or Delay in Performance by the Depositary
                          the Depositary's Agents, any Registrar or the Company . . . . . . . . . . . . . . . . . . .  12
         SECTION 5.3      Obligations of the Depositary, the Depositary's Agents
                          and Registrar and the Company   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         SECTION 5.4      Resignation and Removal of the Depositary; Appointment
                          of Successor Depositary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         SECTION 5.5 Corporate Notices and Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         SECTION 5.6 Indemnification by the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         SECTION 5.7 Charges and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE VI       AMENDMENT AND TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

         SECTION 6.1 Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         SECTION 6.2 Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE VII  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

         SECTION 7.1 Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         SECTION 7.2 Exclusive Benefit of Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         SECTION 7.3 Invalidity of Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         SECTION 7.4 Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         SECTION 7.5 Depositary's Agents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         SECTION 7.6 Holders of Receipts Are Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         SECTION 7.7 Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         SECTION 7.8 Inspection of Deposit Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         SECTION 7.9 Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

                               DEPOSIT AGREEMENT

         This Deposit Agreement, dated as of October 27, 1997, is entered into by and among American Health Properties, Inc., a Delaware corporation (together with its successors, the "Company"), ChaseMellon Shareholder Services, L.L.C., a New Jersey limited liability company, (together with any successor as depositary hereunder, the "Depositary"), and the holders from time to time of the Depositary Shares described herein.

                                  WITNESSETH:

         WHEREAS the parties hereto desire to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of shares of Stock (as hereinafter defined) of the Company with the Depositary for the purposes set forth in this Deposit Agreement and for the issuance hereunder of Receipts evidencing Depositary Shares, in respect of the Stock so deposited;

        NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         The following definitions shall for all purposes, unless otherwise indicated, apply to the respective terms used in this Deposit Agreement and the
Receipts:

         "Certificate" means the certificate of designations filed with the Secretary of State of Delaware establishing the Stock as a series of preferred stock of the Company.

         "Deposit Agreement" means this Deposit Agreement, as amended or supplemented from time to time.

         "Depositary Shares" means Depositary Shares evidenced by a Receipt or Receipts issued hereunder, and representing the interests in the Stock deposited with the Depositary hereunder. Each Depositary Share shall, as provided herein, represent a one-one-hundredth interest in a share of Stock and the same proportionate interest in any and all other property received by the Depositary in respect of such shares of Stock and held at the time under this Deposit Agreement.

         "Depositary's Agent" means an agent appointed by the Depositary pursuant to Section 7.5. "Depositary's Office" means the office of the Depositary at 400 South Hope Street in Los Angeles, California, at which its depositary receipt business shall be administered.

         "Receipt" means a depositary receipt issued hereunder, whether in definitive or temporary form and evidencing a Depositary Share or Depositary Shares.
         "Record Holder" as applied with respect to a Depositary Share means the person in whose name a Receipt evidencing such Depositary Share is registered on the books of the Depositary maintained for such purpose.

         "Redemption Date" shall have the meaning set forth in Section 2.3.

         "Registrar" means any bank or trust company that shall be appointed to register ownership and transfers of Receipts as herein provided.

         "Stock" means shares of the Company's 8.60% Cumulative Redeemable Preferred Stock, Series B, par value $0.01 per share.

                                   ARTICLE II

               FORM OF RECEIPTS, DEPOSIT OF STOCK, EXECUTION AND
           DELIVERY, TRANSFER, SURRENDER, AND REDEMPTION OF RECEIPTS

         SECTION 2.1              Form and Transfer of Receipts.

         Definitive Receipts shall be engraved or printed or lithographed and shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. Pending the preparation of definitive Receipts, the Depositary, upon the written order of the Company delivered in compliance with
Section 2.2, shall execute and deliver temporary Receipts that are printed, lithographed, typewritten, mimeographed or otherwise substantially of the tenor of the definitive Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the persons executing such Receipts may determine, as evidenced by their execution of such Receipts. If temporary Receipts are issued, the Company and the Depositary will cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at an office designated by the Depositary as contemplated by the third paragraph of Section 2.2, without charge to the holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary shall execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares as are represented by the surrendered temporary Receipt or Receipts. Such exchange shall be made at the Company's expense and without any charge therefor. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Deposit Agreement, and with respect to the Stock, as definitive Receipts.

         Receipts shall be executed by the Depositary by the manual signature of a duly authorized officer of the Depositary; provided, however, that such signature may be a facsimile if a Registrar for the Receipts (other than the Depositary) shall have been appointed and such

Receipts are countersigned by manual signature of a duly authorized officer of the Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed manually by a duly authorized officer of the Depositary or, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by facsimile signature of a duly authorized officer of the Depositary and countersigned manually by a duly authorized officer of such Registrar. The Depositary shall record on its books each Receipt so signed and delivered as hereinafter provided.

         Receipts shall be in denominations of any number of whole Depositary Shares.

         Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Company or the Depositary or required to comply with any applicable law or any regulations of any securities exchange upon which the Stock, the Depositary Shares or the Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject.

         Title to Depositary Shares evidenced by a Receipt that is properly endorsed, or accompanied by a properly executed instrument of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until transfer of a Depositary Share shall be registered on the books of the Depositary as provided in Section 2.4, the Depositary may, notwithstanding any notice to the contrary, treat the Record Holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distributions of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

         SECTION 2.2 Deposit of Stock: Execution and Delivery of Receipts in Respect Thereof.

         Subject to the terms and conditions of this Deposit Agreement, the Company may from time to time deposit shares of Stock under this Deposit Agreement by delivery to the Depositary of a certificate or certificates for the stock to be deposited, properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary, together with all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement, and together with a written order of the Company directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the number of Depositary Shares relating to such deposited Stock.

         Deposited Stock shall be held by the Depositary at the Depositary's Office or at such other place or places in the State of California as the Depositary shall determine.

         Upon receipt by the Depositary of a certificate or certificates for Stock deposited in accordance with the provisions of this Section, together with the other documents required as above specified, and upon recordation of the Stock so deposited on the books of the Company in the name of the Depositary or its nominee, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver to or upon the order of the person or persons named in the written order delivered to the Depositary referred to in the first paragraph of this Section, a Receipt or Receipts for the number of Depositary Shares relating to the Stock so deposited and registered in such name or names as may be requested by such person or persons. The Depositary shall execute and deliver such Receipt or Receipts at the Depositary's Office or such other offices, if any, as the Depositary may designate if requested by any such person or persons. Delivery at other offices shall be at the risk and expense of the person requesting such delivery.

         Other than in the case of splits, combinations or other reclassifications affecting the Stock, or in the case of dividends or other distributions of Stock, if any, there shall be deposited hereunder not more than forty-six thousand (46,000) shares of Stock.

         SECTION 2.3              Redemption of Stock.

         Whenever the Company shall elect to redeem shares of Stock in accordance with the provisions of the Certificate, it shall (unless otherwise agreed in writing with the Depositary) mail notice to the Depositary of such proposed redemption, by first class mail, postage prepaid not less than 35 or more than 95 days prior to the date fixed for redemption of Stock in accordance with Section 3 of the Certificate. On the date of such redemption, provided that the Company shall then have paid in full to the Depositary the redemption price of the Stock to be redeemed, plus any accrued and unpaid dividends thereon (the "Redemption Price"), the Depositary shall redeem the Depositary Shares relating to such Stock. The Company shall publish notice of redemption of the Stock as required by the Certificate. The Depositary shall mail notice of such redemption and the proposed simultaneous redemption of the number of Depositary Shares relating to the Stock to be redeemed, by first-class mail, postage prepaid, not less than 30 and not more than 90 days prior to the date fixed for redemption of such Stock and Depositary Shares (the "Redemption Date"), to the Record Holders of the Depositary Shares to be so redeemed, at the addresses of such holders as they appear on the records of the Depositary; but neither failure to mail any such notice to one or more such holders nor any defect in any notice to one or more such holders shall affect the sufficiency of the proceedings for redemption as to other holders. Each such notice shall state: (i) the Redemption Date; (ii) the number of Depositary Shares to be redeemed and, if less than all the Depositary Shares held by any such holder are to be redeemed, the number of such Depositary Shares held by such holder to be so redeemed; (iii) the Redemption Price; (iv) the place or places where Receipts evidencing Depositary Shares are to be surrendered for payment of the redemption price; and (v) that dividends in respect of the Stock underlying the Depositary Shares to be redeemed will cease to accrue and accumulate at the close of business on such Redemption Date. In case less than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be so redeemed shall be selected by lot, pro rata or such other method as may be determined by the Depositary to be equitable.

         If the Redemption Date is after the record date for determining holders of Depositary Shares entitled to any dividend or distribution, such dividend or distribution shall be payable to the holders of such Depositary Shares at the close of business on such record date, notwithstanding such redemption.

         Notice having been mailed by the Depositary as aforesaid, from and after the Redemption Date (unless the Company shall have failed to redeem the shares of Stock to be redeemed by it as set forth in the Company's notice provided for in the preceding paragraph), all dividends in respect of the Depositary Shares so called for redemption shall cease to accrue and accumulate, the Depositary Shares being redeemed from such proceeds shall be deemed no longer to be outstanding, all rights of the holders of Receipts evidencing such Depositary Shares (except (i) the right to receive the Redemption Price, and (ii) the right to receive dividends the record date for which is prior to the Exchange Date or Redemption Date, as set forth in the preceding paragraph) shall, to the extent of such Depositary Shares, cease and terminate and, upon surrender in accordance with such notice of the Receipts evidencing any such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Shares shall be redeemed by the Depositary at the Redemption Price.

         If less than all the Depositary Shares evidenced by a Receipt are called for redemption, the Depositary will deliver to the holder of such Receipt upon its surrender to the Depositary, together with the redemption payment, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption.

         SECTION 2.4              Registration of Transfer of Receipts.

         Subject to the terms and conditions of this Deposit Agreement, the Depositary shall register on its books from time to time transfers of Depositary Shares upon any surrender of the Receipt or Receipts evidencing such Depositary Shares by the holder in person or by duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer. Thereupon the Depositary shall execute a new Receipt or Receipts evidencing the same aggregate number of Depositary Shares as those evidenced by the Receipt or Receipts surrendered and deliver such new Receipt or Receipts to or upon the order of the person entitled thereto.

         SECTION 2.5              Split-ups and Combinations of Receipts:
Surrender of Depositary Shares and Withdrawal of Stock.

         Upon surrender of a Receipt or Receipts at the Depositary's Office or at such other offices as it may designate for the purpose of effecting a split-up or combination of such Receipt or Receipts, and subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts in the denominations requested, evidencing the aggregate number of Depositary Shares evidenced by Receipt or Receipts surrendered.

         Any holder of Depositary Shares may withdraw the number of whole shares of Stock underlying such Depositary Shares and all money and other property, if any, underlying such Depositary Shares by surrendering Receipts evidencing such Depositary Shares at the Depositary's Office or at such other offices as the Depositary may designate for such withdrawals. Thereafter, without unreasonable delay, the Depositary shall deliver to such holder, or to the person or persons designated by such holder as hereinafter provided, the number of whole shares of Stock and all money and other property, if any, underlying the Depositary Shares so surrendered for withdrawal, but holders of such whole shares of Stock will not thereafter be entitled to deposit such Stock hereunder or to receive Receipts evidencing Depositary Shares therefor. If a Receipt delivered by a holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares relating to other than a number of whole shares of Stock, the Depositary shall at the same time, in addition to such number of whole shares of Stock and such money and other property, if any, to be so withdrawn, deliver to such holder, or (subject to Section 3.2) upon his or her order, a new Receipt evidencing such excess number of Depositary Shares. In no event will fractional shares of Stock be distributed by the Depositary. Delivery of the Stock and money and other property being withdrawn may be made by delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate.

         If the Stock and the money and other property being withdrawn are to be delivered to a person or persons other than the Record Holder of the Depositary Shares evidenced by the Receipts being surrendered for withdrawal of Stock, such holder shall execute and deliver to the Depositary a written order so directing the Depositary, and the Depositary may require that the Receipt or Receipts surrendered by such holder for withdrawal of such shares of Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer.

         Delivery of the Stock and money and other property, if any, underlying the Depositary Shares surrendered for withdrawal shall be made by the Depositary at the Depositary's Office, except that, at the request, risk and expense of the holder surrendering such Depositary Shares and for the account of such holder, such delivery may be made at such other place as may be designated by such holder.

         SECTION 2.6 Limitations on Execution and Delivery Transfer, Surrender and Exchange of Receipts.

         As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, surrender or exchange of any Receipt, the Depositary, any of the Depositary's Agents or the Company may require payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any charges or expenses payable by the holder of a Receipt pursuant to Section 5.7, may require the production of evidence satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary or the Company may establish consistent with the provisions of this Deposit Agreement.

         The delivery of Receipts against Stock may be suspended, the registration of transfer of Depositary Shares may be refused and the registration of transfer, surrender or exchange of outstanding Depositary Shares may be suspended (i) during any period when the register of stockholders of the Company is closed or (ii) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary's Agents or the Company at any time from time to time because of any requirement of law or of any government or governmental body or commission or under any provision of this Deposit Agreement.

         SECTION 2.7              Lost Receipts. etc.

         In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary in its discretion may execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt, or in lieu of and in substitution for such destroyed, lost or stolen Receipt, upon (i) the filing by the holder thereof with the Depositary of evidence satisfactory to the Depositary of such destruction or loss or theft of such Receipt, or the authenticity thereof and of his or her ownership thereof and (ii) the furnishing to the Depositary of reasonable indemnification satisfactory to it.

         SECTION 2.8              Cancellation and Destruction of Surrendered
Receipts.

         All Receipts surrendered to the Depositary or any Depositary's Agent shall be canceled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized to destroy all Receipts so canceled.

                                  ARTICLE III

                       CERTAIN OBLIGATIONS OF THE HOLDERS
                          OF RECEIPTS AND THE COMPANY

         SECTION 3.1              Filing Proofs Certificates and Other
Information.

         Any holder of a Depositary Share may be required from time to time to file such proof of residence, or other matters or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may reasonably deem necessary or proper. The Depositary or the Company may withhold the delivery, or delay the registration of transfer, redemption or exchange, of any Depositary Share or the withdrawal of any Stock underlying Depositary Shares or the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

         SECTION 3.2              Payment of Taxes or Other Governmental
Charges.

         Holders of Depositary Shares shall be obligated to make payments to the Depositary of certain charges and expenses, as provided in Section 5.7. Registration of transfer of any Depositary Share or any withdrawal of Stock and delivery of all money or other property, if any, underlying such Depositary Share may be refused until any such payment due is made, and any dividends or other distributions may be withheld or all or any part of the Stock or other property relating to such Depositary Shares and not theretofore sold may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder prior to such sale), and such dividends or other distributions or the proceeds of any such sale may be applied to any payment of such charges or expenses, the holder of such Depositary Share remaining liable for any deficiency.

         SECTION 3.3              Warranty as to Stock.

         The Company hereby represents and warrants that the Stock, when issued, will be validly issued, fully paid and nonassessable. Such representation and warranty shall survive the deposit of the Stock and the issuance of the Receipts.

                                   ARTICLE IV

                       THE DEPOSITED SECURITIES; NOTICES

         SECTION 4.1              Cash Distributions.

         Whenever the Depositary shall receive any cash dividend or other cash distribution on the Stock, the Depositary shall, subject to Sections 3.1 and 3.2, promptly distribute to the Record Holder of Depositary Shares on the record date fixed pursuant to Section 4.4 such amounts of such dividend or distribution as are, as nearly as practicable in proportion to the respective numbers of Depositary Shares held by such holders; provided, however, that in case the Company or the Depositary shall be required to withhold and shall withhold from any cash dividend or other cash distribution in respect of the Stock an amount on account of taxes, the amount made available for distribution or distributed in respect of Depositary Shares to the Record Holders shall be reduced accordingly. Fractions will be rounded down to the nearest whole cent.

         SECTION 4.2              Distributions Other than Cash.

         Whenever the Depositary shall receive any distribution other than cash on the Stock, the Depositary shall, subject to Sections 3.1 and 3.2, promptly distribute to the Record Holders of Depositary Shares on the record date fixed pursuant to Section 4.4 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares held by such holders, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution. If in the opinion of the Depositary such distribution cannot be made proportionately among such Record Holders, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes or governmental charges) the Depositary deems, after consultation with the Company, such distribution not to be feasible, the Depositary may, with the written approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Sections 3.1 and 3.2, be distributed or made available for distribution, as the case may be, by the Depositary to the Record Holders of Depositary Shares entitled thereto as provided by Section 4.1 in the case of a distribution received in cash. The Company shall not make any distribution of such securities unless the Company shall have provided an opinion of counsel to the effect that such securities have been registered under the Securities Act of 1933, as amended (the "1933 Act"), or do not need to be registered.

         SECTION 4.3              Subscription Rights, Preferences or
Privileges.

         If the Company shall at any time offer or cause to be offered to the persons in whose names Stock is recorded on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary to the Record Holders of Depositary Shares in such manner as the Depositary may determine, either by the issue to such Record Holders of warrants representing such rights, preferences or privileges or by such other method as may be approved by the Depositary with the written approval of the Company; provided, however, that (a) if at the time of issue or offer of any such rights, preferences or privileges the Depositary determines that it is not lawful or (after consultation with the Company) not feasible to make such rights, preferences or privileges available to holders of Depositary Shares by the issuance of warrants or otherwise, or (b) if and to the extent so instructed by holders of Depositary Shares who do not desire to exercise such rights, preferences or privileges, then the Depositary, in its discretion (with the approval of the Company, in any case where the Depositary has determined that it is not feasible to make such rights, preferences or privileges available), may, if applicable laws or the terms of such rights, preferences or privileges permit such transfer, sell such rights, preferences or privileges at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Section 3.1 and 3.2, be distributed by the Depositary to the Record Holders of Depositary Shares entitled thereto as provided by Section 4.1 in the case of a distribution received in cash. The Company shall not make any distribution of such rights, preferences or privileges unless the Company shall have provided an opinion of counsel to the Depositary to the effect that such rights, preferences or privileges have been registered under the 1933 Act or do not need to be registered.

         If registration under the 1933 Act of the securities to which any rights, preferences or privileges relate is required in order for holders of Depositary Shares to be offered or sold the securities to which such rights, preferences or privileges relate, the Company agrees with the Depositary that it will file promptly a registration statement pursuant to such Act with respect to such rights, preferences or privileges and securities and use its best efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the holders of Depositary Shares any right, preference or privilege to subscribe for or to purchase any securities unless and until such a registration statement shall have become effective, or unless the offering and sale of such securities to such holders are exempt from registration under the provisions of such Act.

         If any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to the holders of Depositary Shares, the Company agrees with the Depositary that the Company will use its best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.

         SECTION 4.4 Notice of Dividends. etc.: Fixing of Record Date for Holders of Depositary Shares.

         Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered, with respect to the Stock, or whenever the Depositary shall receive notice of any meeting at which holders of Stock are entitled to vote, or of which holders of Stock are entitled to notice, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to the Stock) for the determination of the holders of Depositary Shares who shall be entitled to receive a distribution in respect of such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or who shall be entitled to receive notice of such meeting.

         SECTION 4.5              Voting Rights.

         Upon receipt of notice of any meeting at which the holders of the Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the Record Holders of Depositary Shares a notice that shall be provided by the Company and that shall contain (a) such information as is contained in such notice of meeting and (b) a statement informing holders of Depositary Shares that they may instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Stock underlying their respective Depositary Shares and a brief statement as to the manner in which such instructions may be given. Upon the written request of the holders of Depositary Shares on the record date established in accordance with Section 4.4, the Depositary shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of whole shares of Stock underlying the Depositary Shares as to which any particular voting instructions are received. The Company hereby agrees to take all action that may be deemed necessary by the Depositary in order to enable the Depositary to vote such Stock or cause such Stock to be voted. In the absence of specific instructions from the holder of a Depositary Share, the Depositary will refrain from voting to the extent of the Stock underlying the Depositary Shares.

         SECTION 4.6 Changes Affecting Deposited Securities and Reclassifications, Recapitalizations. etc.

         Upon any change in par or liquidation value, split-up, combination or any other reclassification of the Stock, or upon any recapitalization, reorganization, merger, amalgamation or consolidation affecting the Company or to which it is a party, the Depositary may in its discretion, with the approval of, and shall upon the instructions of, the Company, and (in either case) in such manner as the Depositary may deem equitable, (i) make such adjustments in
(a) the fraction of an interest in one share of Stock underlying one Depositary Share and (b) the ratio of the redemption price per Depositary Share to the redemption price of a share of the Stock, in each case as may be necessary fully to reflect the effects of such change in par or liquidation value, split-up, combination or other reclassification of the Stock, or of such recapitalization, reorganization, merger, amalgamation or consolidation and
(ii) treat any securities that shall be received by the Depositary in exchange for or upon conversion of or in respect of the Stock as new deposited securities so received in exchange for or upon conversion of or in respect of such Stock. In any such case the Depositary may in its discretion, with the approval of the Company, execute and deliver additional Receipts, or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities. Furthermore, by mutual agreement of the Company and the Depositary, the Depositary may at any time make adjustments in (i) the fraction of an interest in one share of Stock underlying one Depositary Share and (ii) the ratio of the redemption price or exchange price per Depositary Share to the redemption price or exchange price of a share of the Stock.

         SECTION 4.7              Delivery of Reports.

         The Depositary will forward to Record Holders of Receipts, at their respective addresses appearing in the Depositary's books, all notices, reports and communications received from the Company that are delivered to the Depositary and that the Company is required to furnish to the holders of Stock or Receipts.

         SECTION 4.8              List of Holders.

         Promptly upon each and every request from time to time by the Company, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of Depositary

Shares of all persons in whose names Depositary Shares are registered on the books of the Depositary or Registrar, as the case may be.

                                   ARTICLE V

                    THE DEPOSITARY, THE DEPOSITARY'S AGENTS,
                         THE REGISTRAR AND THE COMPANY

         SECTION 5.1 Maintenance of Offices, Agencies and Transfer Books by the Depositary; Registrar.

         Upon execution of this Deposit Agreement, the Depositary shall maintain at the Depositary's Offices, or at any Registrar's Office, at which the Depositary shall have complete access to all books and records maintained on the Company's behalf, facilities for the execution and delivery, surrender and exchange of Receipts and the registration and registration of transfer of Depositary Shares, and at the offices of the Depositary's Agents, if any, facilities for the delivery, surrender and exchange of Receipts and the registration of transfer of Depositary Shares, all in accordance with the provisions of this Deposit Agreement.

         The Depositary shall keep books at the Depositary's Office for the registration and registration of transfer of Depositary Shares, which books at all reasonable times shall be open for inspection by the Record Holders of Depositary Shares; provided, however, that such inspection shall be for a proper purpose reasonably related to such person's interest as an owner of Depositary Shares and any such holder requesting to exercise such right shall certify such fact in writing to the Depositary and the Company.

         The Depositary may close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

         If the Receipts or the Depositary Shares evidenced thereby or the Stock underlying such Depositary Shares shall be listed on The New York Stock Exchange, the Depositary may, with the approval of the Company, appoint a Registrar for registration of such Receipts or Depositary Shares in accordance with any requirements of such exchange. Such Registrar (which may be the Depositary if so permitted by the requirements of such exchange) may be removed and a substitute registrar appointed by the Depositary upon the written request or with the written approval of the Company. If the Receipts, such Depositary Shares or such Stock are listed on one or more other stock exchanges, the Depositary will, at the request of the Company, arrange such facilities for the execution, delivery, registration, registration of transfer, surrender and exchange of such Receipts, such Depositary Shares or such Stock as may be required by law or applicable stock exchange regulation.

         SECTION 5.2 Prevention of or Delay in Performance by the Depositary the Depositary's Agents, any Registrar or the Company.

         Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company shall incur any liability to any holder of any Depositary Share if by reason of any provision of any present or future law, or regulation thereunder, of the United States of America or of any other governmental authority or, in the case of the Depositary, any Depositary's Agent or any Registrar, by reason of any provision, present or future, of the Company's Certificate of Incorporation (including the Certificate) or by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, any Depositary's Agent, any Registrar or the Company shall be prevented or forbidden from doing or perform the any act or thing that the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent, any Registrar or the Company incur any liability to any holder of a Depositary Share (i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing that the terms of this Deposit Agreement provide shall or may be done or performed, or (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement except, in case of any such exercise or failure to exercise discretion not caused as aforesaid, if caused by the gross negligence or willful misconduct of the party charged with such exercise or failure to exercise.

         SECTION 5.3 Obligations of the Depositary. the Depositary's Agents, any Registrar and the Company.

         Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company assumes any obligation or shall be subject to any liability under this Deposit Agreement to holders of Depositary Shares other than for such person's own gross negligence or willful misconduct.

         Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the Stock, the Depositary Shares or the Receipts that in its opinion may involve it in expense or liability unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

         Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company shall be liable for any action or failure to act by it in reliance upon the written advice of legal counsel or accountants, or information from any person presenting Stock for deposit, any holder of a Depositary Share or any other person believed by it in good faith to be competent to give such information. The Depositary, any Depositary's Agent, any Registrar and the Company may each rely and shall each be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

         The Depositary undertakes, and any Registrar shall be required to undertake, to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations shall be read into this Deposit Agreement against the Depositary or any Registrar. The Depositary shall not be subject to any liability under this Deposit Agreement to the Company other than for any liability that may arise out of acts performed or omitted by the Depositary or its agents due to its or their negligence, bad faith or willful misconduct. The Depositary, the Depositary's agents, any Registrar and the Company may own and deal in any class of securities of the Company and its affiliates and in Depositary Shares. The Depositary may also act as transfer agent or registrar of any of the securities of the Company and its affiliates.

         Anything herein to the contrary notwithstanding, in no event shall the Depositary be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Depositary has been advised of the likelihood of such loss or damage and regardless of the form of action.

         SECTION 5.4              Resignation and Removal of the Depositary:
Appointment of Successor Depositary.

         The Depositary may at any time resign as Depositary hereunder by written notice of its election so to be delivered to the Company, such resignation to take effect upon the appointment of a successor Depositary and such successor's written acceptance of such appointment as hereinafter provided.

         The Depositary may at any time be removed by the Company by written notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor Depositary and such successor's written acceptance of such appointment as hereinafter provided.

         In case the Depositary acting hereunder shall at any time resign or be removed, the Company shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor Depositary, which shall be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000. If no successor Depositary shall have been so appointed within 60 days after delivery of such notice, the resigning or removed Depositary may petition any court of competent jurisdiction for the appointment of a successor Depositary. Every successor Depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor Depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Stock and any moneys or property held hereunder to such successor and shall deliver to such successor a list of the Record Holders of all outstanding Depositary Shares. Any successor Depositary shall promptly mail notice of its appointment to the Record Holders of Depositary Shares. Thereafter, any predecessor Depositary shall deliver any correspondence received from any holders of Depositary Shares to the successor Depositary.

         Any corporation into or with which the Depositary may be merged, consolidated or converted shall be the successor of such Depositary without the execution or filing of any document or any further act. Such successor Depositary may authenticate the Receipts in the name of the predecessor Depositary or in the name of the successor Depositary.

         SECTION 5.5              Corporate Notices and Reports.

         The Company agrees that it will transmit to the Depositary all notices, reports and communications (including without limitation financial statements) required by law, the rules of any national securities exchange upon which the Stock, the Depositary Shares or the Receipts are listed or by the Company's Certificate of Incorporation (including the Certificate) to be furnished by the Company to holders of the Stock.

         SECTION 5.6              Indemnification by the Company.

         The Company shall indemnify the Depositary, any Depositary's Agent and any Registrar against, and hold each of them harmless from, any loss, liability or expense (including the costs and expenses of defense) that may arise out of
(i) acts performed or omitted in connection with this Deposit Agreement and the Depositary Shares (a) by the Depositary, any Registrar or any of their respective agents (including any Depositary's Agent), except for any liability arising out of gross negligence, willful misconduct or bad faith on the respective parts of any such person or persons, or (b) by the Company or any of its agents, arising out of the Company's or its agents' gross negligence, willful misconduct or bad faith, or (ii) the offer, sale or registration under the securities laws of the United States of the Depositary Shares or the Stock. The obligations of the Company set forth in this Section 5.6 shall survive any succession of any Depositary, Registrar or Depositary's Agent.

         SECTION 5.7              Charges and Expenses.

         The Company shall pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company shall pay all charges of the Depositary agreed upon by the Company and the Depositary in connection with the initial deposit of the Stock and the initial issuance of the Receipts, any redemption of the Stock at the option of the Company and any withdrawals of Stock by holders of Depositary Shares. All other transfer and other taxes and governmental charges shall be at the expense of holders of Depositary Shares. If, at the request of a holder of a Depositary Share, the Depositary incurs charges or expenses for which it is not otherwise liable hereunder, such holder will be liable for such charges and expenses. The Company shall pay the Depositary reasonable compensation for all services rendered by the Depositary under this Deposit Agreement according to the fee schedule agreed to by the Company and the Depositary. All other charges and expenses of the Depositary, any Depositary's Agent hereunder and any Registrar (including, in each case, fees and expenses of counsel) incident to the performance of their respective obligations hereunder will be paid upon consultation and agreement between the Depositary and the Company as to the amount and nature of such charges and expenses.

                                   ARTICLE VI

                           AMENDMENT AND TERMINATION

         SECTION 6.1              Amendment.

         The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect that they may deem necessary or desirable; provided, however, that no such amendment that shall materially and adversely alter the rights of the existing holders of Depositary Shares shall be effective unless such amendment shall have been approved by the holders of at least a majority of the Depositary Shares then outstanding. Every holder of any outstanding Depositary Share at the time any such amendment becomes effective shall be deemed, by continuing to hold such Depositary Share, to consent and agree to such amendment and to be bound by this Deposit Agreement as amended thereby.

         SECTION 6.2              Termination.

         This Deposit Agreement may be terminated by the Company or the Depositary only after (i) all outstanding Depositary Shares shall have been redeemed and any unpaid dividends on the Stock represented by the Depositary Shares, together with all other moneys and property, if any, to which holders of the related Receipts are entitled under the terms of such Receipts or this Deposit Agreement, have been paid or distributed as provided in this Deposit Agreement or provision therefor has been duly made pursuant to Section 2.3 or
(ii) there shall have been made a final distribution in respect of the Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Receipts pursuant to Section 4.1 or 4.2, as applicable.

         Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary, any Depositary's Agents and any Registrar under Sections 5.6 and 5.7.

                                  ARTICLE VII

                                 MISCELLANEOUS

         SECTION 7.1              Counterparts.

         This Deposit Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

         SECTION 7.2              Exclusive Benefit of Parties

         This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

         SECTION 7.3              Invalidity of Provisions.

         In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

         SECTION 7.4              Notices.

         Any and all notices to be given to the Company hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or telegram or telex confirmed by letter, addressed to the Company at 6400 South Fiddler's Green Circle, Suite 1800, Englewood, Colorado 80111, to the attention of the General Counsel, or at any other address of which the Company shall have notified the Depositary in writing.

         Any and all notices to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by telegram or telex confirmed by letter, addressed to the Depositary at the Depositary's Office, at 400 South Hope Street, 4th Floor, Los Angeles, California 90071, or at any other address of which the Depositary shall have notified the Company in writing.

         Any and all notices to be given to any Record Holder of a Depositary Share hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by telegram or telex confirmed by letter, addressed to such Record Holder at the address of such Record Holder as it appears on the books of the Depositary, or if such bolder shall have filed with the Depositary a written request that notices intended for such bolder be mailed to some other address, at the address designated in such request.

         Delivery of a notice sent by mail or by telegram or telex shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a telegram or telex message) is deposited, postage prepaid, in a post office letter box. The Depositary or Company may, however, act upon any telegram or telex message received by it from the other or from any holder of a Depositary Share, notwithstanding that such telegram or telex message shall not subsequently be confirmed by letter or as aforesaid.

         SECTION 7.5              Depositary's Agents.

         The Depositary may from time to time, upon written notice to, and with the prior approval of, the Company, appoint Depositary' s Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may terminate the appointment of such Depositary's Agents. The Depositary will notify the Company of any such termination.

         SECTION 7.6              Holders of Receipts Are Parties.

         The holders of Depositary Shares from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts evidencing such Depositary Shares by acceptance of delivery thereof.

         SECTION 7.7              Governing Law.

         THIS DEPOSIT AGREEMENT AND THE RECEIPTS AND ALL RIGHTS HEREUNDER AND THEREUNDER AND PROVISIONS HEREOF AND THEREOF SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REFERENCE TO CHOICE OR CONFLICT OF LAW PRINCIPLES.

         SECTION 7.8              Inspection of Deposit Agreement.

         Copies of this Deposit Agreement shall be filed with the Depositary and the Depositary's Agents and shall be open Lo inspection during business hours al the Depositary's Office and the respective offices of the Depositary's Agents, if any, by any bolder of a Depositary Share.

         SECTION 7.9              Headings.

         The headings of articles and sections in this Deposit Agreement and in the form of Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as part of this Deposit Agreement or the Receipts or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

         IN WITNESS WHEREOF, the Company and the Depositary have duly executed this Deposit Agreement as of the day and year first above set forth, and all holders of Depositary Shares shall become parties hereto by and upon acceptance by them of delivery of Receipts evidencing such Depositary Shares and issued in accordance with the terms hereof.

                                               AMERICAN HEALTH PROPERTIES, INC.

                                               By:  /s/ JOSEPH P. SULLIVAN
                                                   -----------------------------
                                                      Authorized Officer


                                               CHASEMELLON SHAREHOLDER SERVICES,
                                               L.L.C.

                                               By;  /s/ MICHAEL E. DZIECIOLOWSKI
                                                   -----------------------------
                                                            Authorized Officer

                                   EXHIBIT A

                          [FORM OF DEPOSITARY RECEIPT]

                    DEPOSITARY RECEIPT FOR DEPOSITARY SHARES
          EACH REPRESENTING A ONE-ONE-HUNDREDTH INTEREST IN A SHARE OF
             8.60% CUMULATIVE REDEEMABLE PREFERRED STOCK, SERIES B,
                           PAR VALUE $0.01 PER SHARE

                        AMERICAN HEALTH PROPERTIES, INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
                    THIS DEPOSITARY RECEIPT IS TRANSFERABLE
           IN THE CITIES OF LOS ANGELES, RIDGEFIELD PARK OR NEW YORK

         ChaseMellon Shareholder Services, L.L.C., as Depositary (the "Depositary"), hereby certifies that


is the registered owner of                             DEPOSITARY SHARES
                           ---------------------------

("Depositary Shares"), each Depositary Share representing a one-one-hundredth interest in one share of 8.60% Cumulative Redeemable Preferred Stock, Series B, par value $0.01 per share (the "Stock"), of American Health Properties, Inc., a Delaware corporation (the "Company"), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement, dated as of October 27, 1997 (the "Deposit Agreement"), between the Company, the Depositary and all holders from time to time of Depositary Receipts. By accepting this Depositary Receipt the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Depositary Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if executed in facsimile by the Depositary, countersigned by a Registrar in respect of the Depositary Receipts by the manual signature of a duly authorized officer thereof.

Dated:
      ----------------------------


                                  CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
                          Depositary and Registrar


                                  By:
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                                     -21-

                        AMERICAN HEALTH PROPERTIES, INC.

         1. Depositary Shares. Subject to the terms of the Deposit Agreement each owner of a Depositary Share is entitled through the Depositary proportionately to all the rights and preferences of the Stock relating thereto including dividend, voting, redemption and liquidation rights contained in the Certificate of Designations adopted by the Company's Board of Directors setting forth the number, terms, powers, descriptions, rights, preferences, qualifications, restrictions and limitations of the Stock (the "Certificate") copies of which are on file at the Depositary's Office at 400 South Hope Street, 4th Floor, Los Angeles, California 90071. Certain terms used herein but not defined are defined in the Certificate.

         2. The Deposit Agreement. Depositary Receipts (the "Receipts"), of which this Receipt is one, are made available upon the terms and conditions set forth in the Deposit Agreement. The Deposit Agreement sets forth the rights of holders of the Receipts and the Depositary Shares evidenced thereby and the rights and duties of the Depositary and the Company in respect of the Stock deposited, and any and all other property and cash deposited from time to time thereunder. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are subject to the detailed provisions thereof, to which reference is hereby made. Unless otherwise expressly herein provided, all defined terms used herein shall have the meanings ascribed thereto in the Deposit Agreement.

         3. Redemption. Whenever the Company shall elect to redeem shares of Stock in accordance with the provisions of the Certificate, it shall (unless otherwise agreed in writing with the Depositary) mail notice to the Depositary of such proposed redemption, by first class mail, postage prepaid not less than 35 or more than 95 days prior to the date fixed for redemption of Stock in accordance with Section 3 of the Certificate. On the date of such redemption, provided that the Company shall then have paid in full to the Depositary the redemption price of the Stock to be redeemed, plus any accrued and unpaid dividends thereon (the "Redemption Price"), the Depositary shall redeem the Depositary Shares relating to such Stock. The Company shall publish notice of the redemption of the Stock as required by the Certificate. The Depositary shall mail notice of such redemption and the proposed simultaneous redemption of the number of Depositary Shares relating to the Stock to be redeemed, by first-class mail, postage prepaid, not less than 30 and not more than 90 days prior to the date fixed for redemption of such Stock and Depositary Shares (the "Redemption Date"), to the Record Holders of the Depositary Shares to be so redeemed, at the addresses of such holders as they appear on the records of the Depositary; but neither failure to mail any such notice to one or more such holders nor any defect in any notice to one or more such holders shall affect the sufficiency of the proceedings for redemption as to other holders. Each such notice shall state: (i) the Redemption Date; (ii) the number of Depositary Shares to be redeemed and, if less than all the Depositary Shares held by any such holder are to be redeemed, the number of such Depositary Shares held by such holder to be so redeemed; (iii) the Redemption Price; (iv) the place or places where Receipts evidencing

Depositary Shares are to be surrendered for payment of the redemption price; and (v) that dividends in respect of the Stock underlying the Depositary Shares to be redeemed will cease to accrue and accumulate at the close of business on such Redemption Date. In case less than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be so redeemed shall be selected by lot, pro rata or such other method as may be determined by the Depositary to be equitable.

         If the Redemption Date is after the record date for determining holders of Depositary Shares entitled to any dividend or distribution, such dividend or distribution shall be payable to the holders of such Depositary Shares at the close of business on such record date, notwithstanding such redemption.

         Notice having been mailed by the Depositary as aforesaid, from and after the Redemption Date (unless the Company shall have failed to redeem the shares of Stock to be redeemed by it as set forth in the Company's notice provided for in the preceding paragraph) all dividends in respect of the Depositary Shares so called for redemption shall cease to accrue and accumulate, the Depositary Shares being redeemed from such proceeds shall be deemed no longer to be outstanding, all rights of the holders of Receipts evidencing such Depositary Shares (except (i) the right to receive the Redemption Price, and (ii) the right to receive dividends the record date for which is prior to the Exchange Date or Redemption Date, as set forth in the preceding paragraph) shall, to the extent of such Depositary Shares, cease and terminate and, upon surrender in accordance with such notice of the Receipts evidencing any such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Shares shall be redeemed by the Depositary at the Redemption Price.

         If less than all the Depositary Shares evidenced by a Receipt are called for redemption, the Depositary will deliver to the holder of such Receipt upon its surrender to the Depositary, together with the redemption payment, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption.

         4. Transfer, Split-Ups and Combinations. The Depositary Shares evidenced by this Receipt are transferable on the books of the Depositary upon surrender of this Receipt to the Depositary, properly endorsed or accompanied by a properly executed instrument of transfer, and upon such transfer the Depositary shall execute a new Receipt to or upon the order of the person entitled thereto as provided in the Deposit Agreement. This Receipt may be split into other Receipts or combined with other Receipts into one Receipt representing the same aggregate number of Depositary Shares as the Receipt or Receipts surrendered.

         5. Suspension of Delivery, Transfer, etc. The transfer or surrender of this Receipt may be suspended during any period when the register of stockholders of the Company is closed or if any such action is deemed necessary or advisable by the Depositary, any agent of the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement.

         6. Filing Proofs, Certificates and Other Information. Any holder of a Depositary Share may be required to file such proof of residence or other matters or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may reasonably deem necessary or proper. The Depositary or the Company may withhold the-delivery or delay the registration of transfer or redemption of any Depositary Share or the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

         7. Payment of Taxes or Other Governmental Charges. If any tax or other governmental charge shall become payable by or on behalf of the Depositary with respect to this Receipt, such tax (including transfer taxes, if any) or governmental charge shall be payable by the holder hereof. Transfer of Depositary Shares may be refused until such payment is made, and any dividends or other distributions may be withheld or all or any part of the Stock or other property underlying the Depositary Share or Shares evidenced by this Receipt and not theretofore sold may be sold for the account of the holder hereof (after attempting by reasonable means to notify such holder prior to such sale) and such dividends or other distributions or the proceeds of any such sale may be applied to any payment of such charges or expenses, the holder of this Receipt remaining liable for any deficiency.

         8. Warranty by Company. The Company has warranted that the Stock when issued will be validly issued, fully paid and nonassessable.

         9. Amendment. The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable; provided, however, that no such amendment which shall materially and adversely alter the rights of the existing holders of Depositary Shares shall be effective unless such amendment shall have been approved by the holders of at least a majority of the Depositary Shares then outstanding. A holder of a Receipt at the time any such amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.

         10. Charges of Depositary. The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements and all charges of the Depositary in connection with the initial deposit of the Stock and the initial issuance of the Receipts, any redemption of the Stock at the option of the Company and any withdrawals of Stock by holders of Depositary Shares. All other transfer and other taxes and other governmental charges shall be at the expense of holders of Depositary Shares. All other charges and expenses of the Depositary, any Depositary's Agent and any Registrar will be paid upon consultation and agreement between the Depositary and the Company.

         11. Title to Receipts. This Receipt (and the Depositary Shares evidenced hereby) when properly endorsed or accompanied by a properly executed instrument of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until transfer of the Depositary Share or Shares evidenced by a Receipt shall be registered on the books of the Depositary, the Depositary may, notwithstanding any notice to the contrary, treat the Record Holder of such Depositary Share or Shares at such time as the absolute owner thereof for the purpose of determining the person entitled to distributions of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes.

         12. Dividends and Distributions. Whenever the Depositary receives any cash dividend or other cash distribution on the Stock, the Depositary will, subject to the provisions of the Deposit Agreement, make such distribution to the holders of Depositary Shares on the relevant record date as nearly as practicable in proportion to the number of Depositary Shares held by such holders; provided, however, that in case the Company or the Depositary shall be required to withhold and shall withhold from any cash dividend or other cash distribution in respect of the Stock an amount on account of taxes, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly. Fractions will be rounded down to the nearest whole cent.

         13. Fixing of Record Date. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered with respect to the Stock, or whenever the Depositary shall receive notice of any meeting at which holders of Stock are entitled to vote or of which holders of Stock are entitled to notice, the Depositary shall in each instance fix a record date (which shall be the record date fixed by the Company with respect to the Stock) for the determination of the holders of Depositary Shares who shall be entitled to receive such dividend distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting or who shall be entitled to notice of such meeting.

         14. Voting Rights. Upon receipt of notice of any meeting or action to be taken by written consent at which holders of the Stock are entitled to vote or consent, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Depositary Shares a notice which shall contain (i) such information as is contained in such notice of meeting or action and (ii) a statement informing holders of Depositary Shares that they may instruct the Depositary as to the exercise of the voting rights or the giving or refusal of consent pertaining to the amount of Stock underlying their respective Depositary Shares and a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of a Depositary Share on the record date established in accordance with paragraph 13 hereof, the Depositary shall endeavor insofar as practicable to vote or cause to be voted or give or withhold consent the amount of Stock underlying such Depositary Share in accordance with the instructions set forth in such request. In the absence of specific instructions from the holder of a Depositary Share, the Depositary will refrain from voting to the extent of the Stock underlying such Depositary Share.

         15. Changes Affecting Deposited Securities. Upon any change in par or liquidation value, split-up, combination or any other reclassification of the Stock or upon any recapitalization, reorganization, merger, amalgamation or consolidation affecting the Company or to which it is a party, the Depositary may in its discretion, with the approval of the Company, and in such manner as the Depositary may deem equitable (i) make such adjustments in (a) the fraction of an interest in one share of Stock underlying one Depositary Share and (b) the ratio of the Redemption Price per Depositary Share to the redemption price of a share of Stock, in each case as may be necessary fully to reflect the effect of such change and (ii) treat any securities which shall be received by the Depositary in exchange for or upon conversion of or in respect of the Stock as new deposited securities so received in exchange for or upon conversion of or in respect of such Stock. In any such case the Depositary may in its discretion, with the approval of the Company, execute and deliver additional Receipts, or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities. Furthermore, by mutual agreement of the Company and the Depositary, the Depositary may at any time make adjustments in (i) the fraction of an interest in one share of Stock underlying one Depositary Share and (ii) the ratio of the Redemption Price per Depositary Share to the redemption price or exchange price of a share of the Stock.

         16. Liability and Obligations of the Depositary, the Depositary's Agents or the Company. Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company assumes any obligations or shall be subject to any liability under the Deposit Agreement to any holder of any Depositary Share, other than for such person's own gross negligence or willful misconduct. Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company shall incur any liability to any holder of any Depositary Share if by reason of any provision of any present or future law, or regulation thereunder of the United States of America or of any other governmental authority or, in the case of the Depositary, any Depositary's Agent or any Registrar, by reason of any provision, present or future, of the Company's Certificate of Incorporation (including the Certificate) or by reason of any act of God or war or other circumstance beyond their control, the Depositary, any Depositary's Agent, any Registrar or the Company shall be prevented or forbidden from doing or performing any act or thing which the terms of the Deposit Agreement provide shall be done or performed, nor shall the Depositary, any Depositary's Agent, any Registrar or the Company incur any liability to any holder of a Depositary Share by reason of nonperformance or delay, caused as aforesaid, in performance of any act or thing which the terms of the Deposit Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement, other than for its or their gross negligence or willful misconduct. Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the Stock, the Depositary Shares or the Receipts, which in its opinion may involve it in expense or liability unless indemnity satisfactory to it against all expense and liability be furnished. The Deposit Agreement contains various other exculpatory, indemnification and related provisions, to which reference is hereby made. Anything herein or in the Deposit Agreement notwithstanding, in no event shall the Depositary be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Depositary has been advised of the likelihood of such loss or damage and regardless of the form of action.

         17. Resignation and Removal of Depositary. The Depositary may at any time (i) resign by written notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor Depositary and such successor's written acceptance of such appointment, or (ii) be removed by the Company effective upon the appointment of a successor Depositary and such successor's written acceptance of such appointment.

         18. Termination of Deposit Agreement. The Deposit Agreement may be terminated by the Company or the Depositary only after (i) all outstanding Depositary Shares shall have been redeemed or (ii) there shall have been made a final distribution in respect of the Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Depositary Shares. Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations thereunder except for its obligations to the Depositary, any Depositary's Agent and any Registrar with respect to indemnification, charges and expenses.

         19. Governing Law. THIS RECEIPT AND THE DEPOSIT AGREEMENT AND ALL RIGHTS HEREUNDER AND THEREUNDER AND THE PROVISIONS HEREOF AND THEREOF SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

         THE DEPOSITARY IS NOT RESPONSIBLE FOR THE VALIDITY OF ANY DEPOSITED STOCK. THE DEPOSITARY MAKES NO WARRANTIES OR REPRESENTATIONS AS TO THE VALIDITY, GENUINENESS OR SUFFICIENCY OF ANY STOCK AT ANY TIME DEPOSITED WITH THE DEPOSITARY HEREUNDER OR OF THE DEPOSITARY SHARES AS TO THE VALIDITY OR SUFFICIENCY OF THE DEPOSIT AGREEMENT, AS TO THE VALUE OF THE DEPOSITARY SHARES OR AS TO ANY RIGHT, TITLE OR INTEREST OF THE RECORD HOLDERS OF THE RECEIPTS TO THE DEPOSITARY SHARES.

         AMERICAN HEALTH PROPERTIES, INC. WILL FURNISH WITHOUT CHARGE TO EACH RECEIPT HOLDER WHO SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT AND THE CERTIFICATE. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE SECRETARY OF AMERICAN HEALTH PROPERTIES, INC.

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